POWER OF ATTORNEY
     Know all by these presents, that, for good and
valuable consideration, the sufficiency and receipt of
which are hereby acknowledged, the undersigned hereby
constitutes and appoints each of Bruce R. DeBoer and
Correne S. Loemer, and any of their substitutes, signing
singly, the undersigned's true and lawful attorney-in-
fact to:
     (I) execute for and on behalf of the undersigned
(in accordance with Section 16(a) ofthe Securities
and Exchange Act of 1934, as amended, and the rules
thereunder (the "Exchange Act")), in the
undersigned's capacity as an officer and/or director
of Whiting Petroleum Corporation, a Delaware
corporation (the "Company"), any and all Forms 3, 4
and/or 5, and any amendments thereto, that are
necessary or advisable for the undersigned to file
under Section 16(a) (collectively, "Documents ");
     (2)	do and perform any and all acts for and on
behalf of the undersigned that may be necessary or
desirable to complete and execute any such Documents
and timely file such Documents with the United
States Securities and Exchange Commission and any
stock exchange or similar authority; and
     (3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneyin-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-infact's discretion.
     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact (or such attorney-in-fact's substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney-in-fact's substitute or substitutes or the Company assuming, any of the undersigned's responsibilities to comply with the Exchange Act. The undersigned agrees to defend and hold harmless each attorney-in-fact (and such attorney-in-fact's substitute or substitutes) from and against any and all loss, damage or liability that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this I st day of September, 2019.